Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO ABL CREDIT AGREEMENT

SECOND AMENDMENT TO ABL CREDIT AGREEMENT (this “Second Amendment”), dated as of March 4, 2019 among PARTY CITY HOLDINGS INC., a Delaware corporation (the “Borrower Agent”), PARTY CITY CORPORATION, a Delaware corporation (the “Subsidiary Borrower” and, together with the Borrower Agent, the “Borrowers”), JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the ABL Credit Agreement referred to below (as amended by this Second Amendment).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the Administrative Agent, the subsidiaries of the Borrowers from time to time party thereto and each lender from time to time party thereto (the “Lenders”) have entered into an ABL Credit Agreement, dated as of August 19, 2015 (as amended by that certain First Amendment to ABL Credit Agreement, dated as of August 2, 2018 and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “ABL Credit Agreement”); and

WHEREAS, to remedy an obvious error of a technical nature and in accordance with the provisions of Section 9.02(b)(iii) of the ABL Credit Agreement, the Borrowers and the Administrative Agent wish to amend the ABL Credit Agreement without any further action or consent of any other party to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Technical Amendments to ABL Credit Agreement. On the Second Amendment Effective Date:

(a) The definition of “Commitment” will be amended by amending and restating it in its entirety as follows:

““Commitment” means, with respect to each Lender, the commitment of such Lender to make ABL Revolving Loans, acquire participations in Letters of Credit and Swingline Loans, and make Protective Advances hereunder, and to make FILO Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time as a result of a Commitment Increase, (b) reduced from time to time pursuant to Section 2.09 or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment as of the First Amendment Effective Date is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. For the avoidance of doubt, as of the First Amendment Effective Date, (i) the ABL Revolving Commitments shall be in an aggregate principal amount equal to (x) during the period from July 1 through October 31 in each calendar year, $600,000,000 and (y) during the period from January 1 through June 30 and November 1 through December 31 in each calendar year, $500,000,000 and (ii) the FILO Commitments shall be in an aggregate principal amount equal to $40,000,000. The initial aggregate amount of the Lenders’ Commitments on the First Amendment Effective Date is $640,000,000.”

(b)    Schedule 1.01(a) of the ABL Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit A to reflect the Commitments of each Lender as of the First Amendment Effective Date (immediately after giving effect thereto).

SECTION 2. Conditions of Effectiveness of this Second Amendment. This Second Amendment shall become effective on the date when the Borrowers and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent (such date, the “Second Amendment Effective Date”).

SECTION 3. Remedies. This Second Amendment shall constitute a “Loan Document” for all purposes of the ABL Credit Agreement and the other Loan Documents.

SECTION 4. Reference to and Effect on the ABL Credit Agreement and the Loan Documents.

(a)    On and after the Second Amendment Effective Date, each reference in the ABL Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the ABL Credit Agreement shall mean and be a reference to the ABL Credit Agreement, as amended by this Second Amendment.

(b)    The ABL Credit Agreement and each of the other Loan Documents, as specifically amended by this Second Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties, in each case, as amended by this Second Amendment.

(c)    The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Governing Law. THIS SECOND AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Counterparts. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrowers and the Administrative Agent. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

PARTY CITY HOLDINGS INC. PARTY CITY CORPORATION

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Executive Vice President and Treasurer

[Signature Page to Acknowledgment and Confirmation of Party City ABL Second Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Donna DiForio
Name:	Donna DiForio
Title:	Authorized Officer

[Signature Page to Acknowledgment and Confirmation of Party City ABL Second Amendment]

EXHIBIT A

Schedule 1.01(a)

COMMITMENT SCHEDULE

Lender	ABL Revolving Commitment for the period of July 1 through October 31 of each calendar year	ABL Revolving Commitment for the period of January 1 through June 30 and November 1 through December 31 of each calendar year	FILO Commitment
JPMorgan Chase Bank, N.A.	$103,125,000.00	$85,937,500.00	$6,875,000.00
Bank of America, N.A.	$103,125,000.00	$85,937,500.00	$6,875,000.00
Wells Fargo Bank, N.A.	$103,125,000.00	$85,937,500.00	$6,875,000.00
MUFG Union Bank, N.A.	$53,125,000.00	$44,270,833.35	$6,875,000.00
TD Bank, N.A.	$56,250,000.00	$46,875,000.00	$3,750,000.00
U.S. Bank National Association	$56,250,000.00	$46,875,000.00	$3,750,000.00
Bank of Montreal	$37,500,000.00	$31,250,000.00	$2,500,000.00
Citi National Bank, a National Banking Association	$37,500,000.00	$31,250,000.00	$2,500,000.00
Deutsche Bank AG New York Branch	$10,000,000.00	$8,333,333.33	N/A
Barclays Bank PLC	$10,000,000.00	$8,333,333.33	N/A
Credit Suisse AG	$10,000,000.00	$8,333,333.33	N/A
Goldman Sachs Bank USA	$10,000,000.00	$8,333,333.33	N/A
Sumitomo Mitsui Banking Corporation	$10,000,000.00	$8,333,333.33	N/A

Total:	$600,000,000.00	$500,000,000.00	$40,000,000.00